Exhibit 10.2

EXECUTION COPY

RELEASE AND TERMINATION AGREEMENT

This Release and Termination Agreement (this “Agreement”), dated as of September 30, 2016, by and among CĪON Investment Corporation, a Maryland corporation (“CIC” or the “Guarantor”), 34th Street Funding, LLC, a Delaware limited liability company (“34th Street Funding”) and JPMorgan Chase Bank, National Association, in its capacity as administrative agent (in such capacity, the “Administrative Agent” and, together with 34th Street Funding, the “Guaranteed Parties”) under that certain loan and security agreement, dated as of August 26, 2016 (as may be further amended, modified or supplemented from time to time, the “Loan and Security Agreement”), by and among 34th Street Funding, as borrower, CĪON Investment Management, LLC (“CIM”), as portfolio manager, the lenders party thereto, the Administrative Agent and U.S. Bank National Association, as collateral agent, as collateral administrator and as securities intermediary, relates to the Guarantee, dated as of August 26, 2016 (the “Guarantee”), issued by the Guarantor in respect of the due and punctual payment and performance of all covenants, agreements, indemnities and other obligations (collectively, the “Guaranteed Obligations”) of CIM under the Portfolio Management Agreement, dated as of August 26, 2016 (as may be further amended, modified or supplemented from time to time, the “Portfolio Management Agreement”), by and between 34th Street Funding and CIM.

RECITALS

WHEREAS, the Guarantor and the Guaranteed Parties wish to terminate the Guarantee and release the Guarantor from all ongoing rights, duties and obligations under the Guarantee;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          AGREEMENTS

(a)          The parties hereto agree to terminate the Guarantee effective as of the date hereof and release the Guarantor from all duties and obligations thereunder.

(b)          Each of the Guaranteed Parties hereby acknowledges and agrees that there are no unperformed Guaranteed Obligations owing by the Guarantor and each of the Guaranteed Parties waives any claim that such Guaranteed Party may have against the Guarantor under the Guarantee.

Section 2.          MISCELLANEOUS.

(a)          This AGREEMENT shall be governed by and construed in accordance with the laws of the State of New York.

(b)          This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(c)          The provisions of this Agreement are independent of and separable from each other, and, to the extent permitted by applicable law, no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d)          Effective as of the date hereof, the Guarantee is deemed to be terminated ab initio.

Signature Page to Termination Agreement (Performance Guarantee)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CĪON INVESTMENT CORPORATION

By	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-President and Co-CEO

Signature Page to Release and Termination Agreement (Performance Guarantee)

34TH STREET FUNDING, LLC,

By	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-President and Co-CEO

Signature Page to Release and Termination Agreement (Performance Guarantee)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ Louis Cerrotta
Name:	Louis Cerrotta
Title:	Executive Director

Signature Page to Release and Termination Agreement (Performance Guarantee)